Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 12, 2006 by and between INFOSONICS CORPORATION, a Maryland corporation  (“Borrower”), and WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION (“Trade Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Trade Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Trade Bank dated as of October 6, 2005, as amended from time to time (“Credit Agreement”).

WHEREAS, Trade Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

I.              Article I. CREDIT FACILITY, Section 1.1 The Facility is hereby amended by deleting “October 1, 2006” as the Facility Termination Date, and by substituting “October 1, 2008” therefor.

II.            The first sentence of Article I. CREDIT FACILITY, Section 1.2 Credit Extension Limit, is hereby deleted in its entirety, and the following substituted therefor:

“The aggregate outstanding amount of all Credit Extensions may at no time exceed the lesser of (a) Thirty Million Dollars ($30,000,000) or (b) the Borrowing Base in effect from time to time (“Overall Credit Limit”).”

III.           Article I. CREDIT FACILITY, Section 1.4 Repayment is hereby deleted in its entirety, and the following substituted therefor:

“1.4  Repayment; Interest and Fees. Each funded Credit Extension shall be repaid by Borrower, and shall bear interest from the date of disbursement at those per annum rates and such interest shall be paid, at the times specified in the Supplement, Note or Facility Document. Borrower agrees to pay to Trade Bank with respect to (a) the Revolving Credit Facility, interest at a per annum rate equal to (i) the Prime Rate minus .25% as specified in the Note, or (ii) Wells Fargo’s LIBOR Rate plus 1.5% as specified in the Note, and (b) the Subfacilities, the fees specified in the Supplement as well as those fees specified in the relevant Facility Document(s). Interest and fees will be calculated on the basis of a 360 day year, actual days elapsed. Any overdue payments of principal (and interest to the extent permitted by law) shall bear interest at a per annum floating rate equal to the Prime Rate plus 5%.”

IV.           The REPORTS, Claim Forms section of EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT is hereby deleted in their entirety, and the following substituted therefor:

“Claim Forms: Not later than fifteen (15) calendar days after and as of the end of each month, a copy of any claim forms submitted under FCIA or Euler Hermes ACI credit insurance policies.”

V.            The FINANCIAL COVENANTS, Tangible Net Worth section of EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT is hereby deleted in their entirety, and the following substituted therefor

“Tangible Net Worth. Not less than $30,000,000 from the date hereof through December 31, 2006 and not less than $30,000,000 plus 50% of net profit after tax from January 1, 2007 and thereafter. (“Tangible Net Worth” means the aggregate of total shareholders’ equity determined in accordance with GAAP plus indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness less (i) all assets which would be classified as intangible assets under GAAP, including, but not limited to, goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, and (ii) assets which Trade Bank determines in its business judgment would not be available or would be of relatively small value in a liquidation of Borrower’s business, including, but not limited to, loans to officers or affiliates and other items).”

VI            EXHIBIT B, REVOLVING CREDIT FACILITY SUPPLEMENT shall be deleted in its entirety, and the attached EXHIBIT B, REVOLVING CREDIT FACILITY SUPPLEMENT, all terms of which are incorporated herein by this reference, shall be substituted therefor.

VII.          EXHIBIT D, BORROWING BASE CERTIFICATE is hereby deleted in its entirety, and the attached EXHIBIT D, BORROWING BASE CERTIFICATE, all terms of which are incorporated herein by this reference, shall be substituted therefor.

Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO HSBC TRADE BANK,
INFOSONICS CORPORATION		NATIONAL ASSOCIATION

By:	/s/ Jeff Klausner	By:	/s/ Naseem Aboudaher
Jeff Klausner			Naseem Aboudaher
Title:	Chief Financial Officer		Assistant Vice President